CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 8, 2000 relating to the financial statements and financial highlights of John Hancock Mid Cap Growth Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
June 25, 2001